EXHIBIT 10.38

ACKNOWLEDGMENT

This ACKNOWLEDGMENT is executed as of August 12, 2005, by GEORGIA TECH RESEARCH CORPORATION, a Georgia non-profit corporation (“GTRC”).

WHEREAS, Dr. David N. Ku (“Ku”) is a full-time professor at the Georgia Institute of Technology (“GIT”); and

WHEREAS, GTRC is the assignee of all intellectual property rights that GIT may hold; and

WHEREAS, Ku has assigned all of his right, title and interest in and to U.S. Patent No. 5,981,826, titled “Poly(Vinyl Alcohol) Cryogel” (the “GTRC Patent”), to GTRC; and

WHEREAS, Ku filed a certain continuation-in-part patent application based on the GTRC Patent that resulted in the issuance of U.S. Patent No. 6,231,605, titled “Poly(Vinyl Alcohol) Hydrogel” (any related continuations, continuations-in-part, divisions thereof, reissues, renewals and extensions, as well as intellectual property that now exists or is hereafter developed that is based on such patent is hereinafter collectively referred to as the “SaluMedica Patent”), all right, title and interest in and to which Ku has assigned to SaluMedica, LLC (“SaluMedica”); and

WHEREAS, GTRC and SaluMedica have entered into that certain License Agreement dated March 5, 1998 (as amended to date, the “License Agreement”), pursuant to which GTRC has granted SaluMedica a certain license in and to the GTRC Patent, which license SaluMedica intends to sublicense to SpineMedica Corp., a Florida corporation (“SpineMedica”); and

WHEREAS, Ku has filed Patent Application No. 10/658,932, titled “Flexible Spinal Disc,” relating to a medical device for the replacement or treatment of intervertebral spinal discs (any patents issued in respect thereof and any intellectual property that now exists or is hereafter developed that is based on such patent or patent application is hereinafter collectively referred to as the “Ku Patent Application”);

NOW, THEREFORE, GTRC hereby acknowledges, agrees and represents as follows:

1. With respect to the License Agreement, GTRC hereby represents to SpineMedica that, to GTRC’s knowledge at the date of this Acknowledgement:

(a) the License Agreement is in full force and effect and has not been amended, modified or changed, whether in writing or orally, except pursuant to: (i) that certain First Amendment to License Agreement dated November 18, 1998, (ii) that certain Second Amendment to License Agreement dated February 28, 2005; and (iii) that certain Third Amendment to License Agreement dated August 12, 2005;

(b) neither GTRC nor, to GTRC’s knowledge, SaluMedica is in default in any way under the License Agreement, and, to GTRC’s knowledge, no event has occurred that is or would constitute a default by either GTRC or SaluMedica under the License Agreement; and

(c) Except for the rights granted to SaluMedica under the License Agreement, GTRC has not granted any rights in and to the GTRC Patent to any third party that allow any such third party to use or sublicense the GTRC Patent for commercial purposes.

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2. GTRC acknowledges that SaluMedica has granted or will grant to SpineMedica a sublicense to, among other things, practice and use the technology related to the GTRC Patent pursuant to the terms set forth in a license agreement (the “Sublicense Agreement”). GTRC hereby acknowledges and agrees that, to GTRC’s knowledge at the date of this Acknowledgement, the grant to SpineMedica by SaluMedica of, among other things, an exclusive, fully-paid, royalty-free, irrevocable sublicense to practice and use the technology related to the GTRC Patent, specifically for practice and use in the field of use consisting of all neurological and orthopedic uses, including muscular and skeletal uses, related to the human spine, is not in conflict with any agreement or understanding between or among GTRC or GIT and SaluMedica or Ku. Notwithstanding the foregoing, it is understood that the irrevocable license between SaluMedica and SpineMedica pertains only to the license grant under the Sublicense Agreements, and does not affect GTRC’s rights to revoke the license granted to SaluMedica under the License Agreement.

3. GTRC hereby acknowledges and agrees that, to GTRC’s knowledge at the date of this Acknowledgement, it has no right, title and interest in or to the Ku Patent Application.

IN WITNESS WHEREOF, GTRC has executed this Acknowledgment as of the date first written above.

GEORGIA TECH RESEARCH CORPORATION

By:	/s/ Lauren MacLanahan
Name:	Lauren MacLanahan
Its:	Technology Licensing Associate

By:	/s/ G. Duane Hutchison
Name:	G. Duane Hutchison
Its:	Asst. Secretary & Asst. Treasurer

Read and Understood:

SALUMEDICA, LLC

By:	/s/ Eric D. Ranney
Eric D. Ranney, Manager

By:	/s/ Robert B. Braden
Robert B. Braden, Manager

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